Exhibit 10.34
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***]
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
CONFIDENTIAL
FIRST AMENDMENT TO SUPPLY AGREEMENT
     THIS FIRST AMENDMENT TO SUPPLY AGREEMENT (this “Amendment”), dated as of December 15, 2008 (the “Amendment Date”), is made by and between CELL THERAPEUTICS, INC., a Washington corporation (“CTI”), and BIOGEN IDEC INC., a Delaware corporation (“Manufacturer”).
     WHEREAS, CTI and Manufacturer are parties to that certain Supply Agreement dated as of December 21, 2007 (the “Supply Agreement”), and capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Supply Agreement;
     WHEREAS, pursuant to the Supply Agreement, CTI has engaged Manufacturer to (i) manufacture and supply Finished US Goods and (ii) undertake certain efforts toward the goal of eventually transferring the manufacture of Bulk Product and the supply of Finished US Goods for Buyer’s requirements from Manufacturer and its subcontractors to Buyer or to Buyer’s designee(s) so that Buyer and/or Buyer’s designee(s) could commence the manufacture of Bulk Product and the supply of Finished US Goods no later than the end of the Term (or, if applicable, thirty-six (36) months after a Mid-Term Transfer Election);
     WHEREAS, CTI proposes to enter into a joint venture with Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), for the marketing and development of the Product (the “Joint Venture Transaction”), which will entail the contribution by CTI to RIT Oncology, LLC, a newly-formed Delaware limited liability company (“RIT”), of all of CTI’s right, title and interest in the Supply Agreement (as amended hereby) and related documents, although CTI will remain liable for the performance of each of the assigned obligations; and
     WHEREAS, CTI and Manufacturer desire to amend the Supply Agreement in advance of CTI consummating the Joint Venture Transaction.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CTI and Manufacturer agree as follows:
     1. Third Party Consents. In connection with the Joint Venture Transaction, and notwithstanding any provision of the Supply Agreement to the contrary, CTI acknowledges and agrees that Manufacturer shall have no obligation whatsoever to manufacture the Bulk Product or to supply any Finished US Goods (for CTI, RIT or any other party), whether pursuant to the Supply Agreement or otherwise, unless and until CTI has obtained written consents to the Joint Venture Transaction (including, without limitation, the licensing or sublicensing to RIT of intellectual property rights with respect to the Product) from the other parties to the following license and sublicense agreements (with copies of such written consents to be provided to Manufacturer) such that RIT thereupon and thereafter maintains rights under such agreements that are substantially similar to CTI’s rights (relative to the Product) as existed immediately prior to the Amendment Date:
          (a) Sublicense Agreement, [***];
          (b) Sublicense Agreement, [***];
          (c) Sublicense Agreement, [***];
          (d) Nonexclusive Agreement, [***]; and
          (e) License Agreement, [***].
     In connection with the Joint Venture Transaction, and notwithstanding any provision of the Supply Agreement to the contrary, CTI further acknowledges and agrees that Manufacturer shall have no obligation whatsoever to manufacture the Bulk Product or to supply any Finished US Goods (for CTI, RIT or any other party), whether pursuant to the Supply Agreement or otherwise, unless and until (i) CTI has assigned to RIT that certain License Agreement, dated November 28, 2007, by and between CTI and [***] such that RIT thereupon and thereafter maintains rights under such agreement that are no less than CTI’s rights (relative to the Product) as existed prior to any activities associated with the Joint Venture Transaction and (ii) CTI and Manufacturer mutually terminate that certain Sublicense Agreement, dated December 21, 2007, by and between CTI and Manufacturer (with reference to the [***]) and concurrently therewith RIT and Manufacturer enter into a Sublicense Agreement in the same form and substance thereof.
     Notwithstanding the foregoing, so long as Manufacturer has not received any oral or written notice from any third party of breach or alleged breach of any of the above-referenced license and sublicense agreements as a result of or otherwise relating to the Joint Venture Transaction or any of the transactions in connection therewith, Manufacturer shall continue to have the obligation to deliver and supply, and shall deliver and supply, to CTI any Finished US Goods subject to the accepted purchase orders that remain outstanding as of the Amendment Date (i.e., purchase orders 33791 and 33897) (the “Confirmed POs”) in accordance with the terms and conditions of the Supply Agreement. For the avoidance of doubt, consistent with Section 4, the price for any Finished US Goods subject to the Confirmed POs shall be the Manufacturing Cost Plus [***]; provided, however, so long as CTI makes payment to BIIB with respect to purchase order 33791 within [***] days of the Amendment Date, such price shall be [***] (which represents Manufacturing Cost Plus [***]).
     2. Technology Transfer.
     Section 7.8(b) is hereby amended with the addition, to the end of the existing provisions, of the following sentence:
“Without any assurances of any kind whatsoever by Manufacturer and without relieving Buyer’s obligations to Manufacturer in any manner, in the event that Buyer is able to negotiate any reimbursement for Buyer from any third party (such as another purchaser of
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Bulk Product or Finished US Goods) for the costs and expenses contemplated by this Section 7.8(b), then Buyer (as between Buyer and Manufacturer) shall be solely entitled to such reimbursement so long as the rights and obligations of Manufacturer are not in any way adversely affected thereby.”
     Section 7.8(e) of the Supply Agreement is hereby superseded and replaced, in its entirety, with the following:
     “(e) Buyer hereby agrees that it shall use commercially reasonable efforts to effect a transfer of the manufacture of Bulk Product and/or the supply of Finished US Goods, as applicable, for Buyer’s requirements from Manufacturer and its subcontractors to Buyer and/or to Buyer’s designees (in either instance, the “Replacement Source”) pursuant to the applicable period of time contemplated by this Section 7.8 (or any shorter period contemplated by the applicable manufacturing transfer project plan). Upon the grant of FDA approval to any such Replacement Source (the “Replacement Source Approval”), Buyer shall notify Manufacturer and not submit any further orders under this Agreement for Finished US Goods (but not, for the avoidance of doubt and notwithstanding Section 7.8(g)(i), Bulk Product). Irrespective of whether such Replacement Source thereafter ceases to be authorized to manufacture and supply Bulk Product and/or Finished US Goods, as applicable, unless Manufacturer provides written notice of termination or reduction (in Manufacturer’s sole discretion), Buyer shall remain: (i) obligated to deliver forecasts through the end of the Term (or such earlier date as Manufacturer may specify in its sole discretion) as contemplated by this Agreement; (ii) committed to the amount of firm orders in respect of any such forecasts; and (iii) otherwise obligated to purchase all of Buyer’s requirements for Bulk Product during the Term (or such earlier date as Manufacturer may specify in its sole discretion) exclusively from Manufacturer pursuant to this Agreement. Upon such notice of termination, Manufacturer may (in its sole discretion) require Buyer to place a firm order for (and accept delivery of and pay for) any amount of Bulk Product identified by Manufacturer (it being understood that no less than that amount reasonably required by Buyer to release [***] years’ worth of the Product into the United States market may be ordered by Buyer in such firm order); provided, however, that to the extent such amount is greater than that amount reasonably required by Buyer to release [***] years’ worth of the Product into the United States market, Buyer shall not be required to pay Manufacturer for that portion of such amount in excess of [***] years’ worth until any portion of such excess amount of Bulk Product is used for the purposes of manufacturing Finished US Goods (and, thereupon, Buyer shall immediately pay Manufacturer for all of such excess amount). For the avoidance of doubt, but without limiting the foregoing, if Manufacturer requires Buyer to place a firm order for an amount of Bulk Product reasonably required by Buyer to release [***] years’ worth of the Product into the United States market, Buyer shall pay Manufacturer for that portion of such amount applicable to the fourth and fifth years once any of the Bulk Product corresponding to such years is used for the purposes of manufacturing Finished US Goods (while Buyer shall pay for all other Bulk Product in accordance with the terms and conditions otherwise contemplated by this Agreement).”
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     Section 7.8 of the Supply Agreement is hereby amended to add the following subsections (g) and (h):
     “(g) Notwithstanding any provision of this Agreement to the contrary:
     (i) At any time after December 15, 2008, Manufacturer may provide notice to Buyer requesting Buyer to identify or proposing to Buyer a third party manufacturer acceptable to Manufacturer (in its sole discretion) as a successor to Manufacturer supplying Buyer with its requirements for Finished US Goods after manufacturing of Bulk Product by Manufacturer (as applicable, the “Successor Fill/Finish Manufacturer”). In such an event: (x) Manufacturer shall have no obligation under this Agreement to supply Finished US Goods after the date that is [***] months (or [***] months in the event that [***] or any of its Affiliates is the Successor Fill/Finish Manufacturer) following the date of Manufacturer’s notice to Buyer as contemplated by this Section 7.8(g)(i) (it being understood that Manufacturer will only manufacture and supply Bulk Product, and this Agreement shall be interpreted accordingly (e.g., all references to “Finished US Goods” shall be deemed to be references to “Bulk Product,” with appropriate modification to the provisions of this Agreement as applicable), after such date); (y) Manufacturer shall promptly provide one (1) copy of the Manufacturing Documentation for the purposes of supplying Finished US Goods to Buyer; and (z) Buyer shall immediately commence discussions with the Successor Fill/Finish Manufacturer in order to enable Buyer to prepare and submit to Manufacturer a project plan (consistent with the processes and goals of Section 7.8(a), albeit reflecting the shorter [***]-month or [***]-month transition period, as applicable) regarding the transfer from Manufacturer to the Successor Fill/Finish Manufacturer of the supply of Finished US Goods for Buyer’s requirements. The Successor Fill/Finish Manufacturer shall, for purposes of this Agreement, be deemed a third party manufacturer designated by Buyer, and the provisions of this Section 7.8 shall thereafter apply to the activities of the parties (i.e., with respect to a project plan that has the goal of enabling Buyer to effect a transfer of the supply of Finished US Goods for Buyer’s requirements from Manufacturer and its subcontractors to the Successor Fill/Finish Manufacturer so that the Successor Fill/Finish Manufacturer could commence the supply of Finished US Goods no later than [***] months or [***] months, as applicable, following the date of Manufacturer’s notice to Buyer pursuant to the provisions of this Section 7.8(g)(i)). For the avoidance of doubt, after such manufacturing transfer, the Successor Fill/Finish Manufacturer would be responsible for the supply of Kits (which are comprised of a conjugate antibody vial, an empty reaction vial, sodium acetate and a buffer) and related activities, while Manufacturer would solely be responsible for the manufacture of Bulk Product (i.e., the Product in refrigerated liquid bulk form or such other form as the parties may agree, but not in final dosage and not Finished US Goods) on the terms and conditions otherwise contemplated by this Agreement.
     (ii) The transfer of the supply of Finished US Goods for Buyer’s requirements from Manufacturer and its subcontractors (including as contemplated pursuant to this Section 7.8) shall be limited, at all times and in all events, to a third
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party manufacturer, whether proposed by Manufacturer or Buyer pursuant to Section 7.8(g)(i), that is acceptable to Manufacturer in its sole discretion. Manufacturer may withhold its approval of any proposed third party manufacturer for good reason or for no reason at all; provided, however, that [***] or any of its Affiliates is hereby deemed approved by Manufacturer. Subject to the foregoing, Manufacturer shall exercise commercially reasonable efforts to solicit such third party manufacturer to offer Buyer competitive financial terms for such supply upon the transfer thereof. Buyer acknowledges and agrees that the failure of Buyer to propose a Successor Fill/Finish Manufacturer or the failure of Manufacturer to approve a Successor Fill/Finish Manufacturer (whether proposed by Manufacturer or Buyer) shall not extend or otherwise modify the [***]-month or [***]-month period contemplated by Section 7.8(g)(i) (i.e., the period after which Manufacturer will have no obligation under this Agreement to supply Finished US Goods), as applicable.
     (iii) Manufacturer shall only be required to participate in any manufacturing transfer activities involving Finished US Goods for [***] months or [***] months (or any shorter period contemplated by the applicable manufacturing transfer project plan), as applicable, and such participation shall be limited to: (w) providing appropriate answers during normal business hours to Buyer’s specific, reasonable questions; (x) providing appropriate assistance upon Buyer’s reasonable request to Buyer’s preparation of regulatory submissions; (y) participating in one (1) meeting (lasting no longer than one day during normal business hours) at the end of such period at a location designated by Buyer for a final review of such activities; and (z) no more than a total of ten (10) person-days of time, in the aggregate for all participation, by all personnel. For the avoidance of doubt, such manufacturing transfer activities include transferring stability programs and release testing methods and assays (and, accordingly but without limitation, Manufacturer’s obligations under Sections 5.1, 5.2 and 5.3 shall cease upon the conclusion of such period). Notwithstanding the last sentence of Section 7.8(a), Buyer acknowledges and agrees that, after the earlier of (A) the end of such period or (B) the completion of such final review meeting, Manufacturer shall still have responsibility for any manufacturing transfer activities under this Section 7.8 with respect to Bulk Product.
     (iv) Notwithstanding Sections 3.1(a) through 3.1(g) (it being understood that such provisions shall not apply to forecasts and orders of Bulk Product), Buyer shall submit a [***] month forecast of its requirements for Bulk Product no later than [***] months after Manufacturer’s notice to Buyer for a Successor Fill/Finish Manufacturer pursuant to Section 7.8(g)(i) and provide an updated forecast every [***] months thereafter. The forecasted requirement for a period that is [***] months or less into the forecasted period shall be a firm order (and an order form shall accompany such order), except that Buyer shall not place orders more frequently than twice per year (i.e., every other forecast shall be deemed a firm order, as noted with Buyer’s accompanying order form).
     (h) Notwithstanding any provision of this Agreement to the contrary:
     (i) At any time after December 15, 2008, Manufacturer may provide
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notice to Buyer requesting Buyer to identify or proposing to Buyer a third party manufacturer acceptable to Manufacturer (in its sole discretion) as a successor to Manufacturer for manufacturing Bulk Product and, as applicable, supplying Buyer with its requirements for Finished US Goods (as applicable, the “Successor Manufacturer”). In such an event: (x) the end of the Term may be accelerated in Manufacturer’s sole discretion to a date that is at or [***] months following the date of Manufacturer’s notice to Buyer as contemplated by this Section 7.8(h)(i); (y) Manufacturer shall promptly provide one (1) copy of the Manufacturing Documentation to Buyer; and (z) Buyer shall immediately commence discussions with the Successor Manufacturer in order to enable Buyer to prepare and submit to Manufacturer a project plan (as contemplated by Section 7.8(a)) regarding the transfer from Manufacturer to the Successor Manufacturer of the manufacture of Bulk Product and, as applicable, the supply of Finished US Goods for Buyer’s requirements. The Successor Manufacturer shall, for purposes of this Agreement, be deemed a third party manufacturer designated by Buyer, and the provisions of this Section 7.8 shall thereafter apply to the activities of the parties (i.e., with respect to a project plan that has the goal of enabling Buyer to effect a transfer of the manufacture of Bulk Product and, as applicable, the supply of Finished US Goods for Buyer’s requirements from Manufacturer and its subcontractors to the Successor Manufacturer so that the Successor Manufacturer could commence the manufacture of Bulk Product and, as applicable, the supply of Finished US Goods no later than the end of a [***]-month period following Manufacturer’s notice as contemplated by this Section 7.8(h)(i)).
     (ii) The transfer of the manufacture of Bulk Product and/or the supply of Finished US Goods for Buyer’s requirements from Manufacturer and its subcontractors (including as contemplated pursuant to this Section 7.8) shall be limited, at all times and in all events, to a third party manufacturer, whether proposed by Manufacturer (i.e., pursuant to Section 7.8(h)(i)) or by Buyer, that is acceptable to Manufacturer in its sole discretion. Manufacturer may withhold its approval of any proposed third party manufacturer for good reason or for no reason at all. Subject to the foregoing, Manufacturer shall exercise commercially reasonable efforts to consult with Buyer with respect to the identity and qualifications of such third party manufacturer and to solicit such third party manufacturer to offer Buyer competitive financial terms for such manufacture upon the transfer thereof Buyer acknowledges and agrees that the failure of Buyer to propose a Successor Manufacturer or the failure of Manufacturer to approve a Successor Manufacturer (whether proposed by Manufacturer or Buyer) shall not extend or otherwise modify the [***]-month or longer period contemplated by Section 7.8(h)(i) (i.e., the period after which Manufacturer will have no obligation under this Agreement to manufacture of Bulk Product and/or supply Finished US Goods).
     (iii) Notwithstanding any provision of this Agreement to the contrary, Manufacturer shall only be required to participate in any manufacturing transfer activities involving Bulk Product for [***] months (or any shorter period contemplated by the applicable manufacturing transfer project plan) and such participation shall be limited to: (w) providing appropriate answers during normal
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business hours to Buyer’s specific, reasonable questions; (x) providing appropriate assistance upon Buyer’s reasonable request to Buyer’s preparation of regulatory submissions; (y) participating in one (1) meeting (lasting no longer than one day during normal business hours) at the end of such period at a location designated by Buyer for a final review of such activities; and (z) no more than a total of [***] person-days of time, in the aggregate for all participation, by all personnel. For the avoidance of doubt, such manufacturing transfer activities include transferring stability programs and release testing methods and assays (and, accordingly but without limitation, Manufacturer’s obligations under Sections 5.1, 5.2 and 5.3 shall cease upon the conclusion of such period), but only to the extent such transfer did not previously occur in connection with manufacturing transfer activities for Finished US Goods pursuant to Section 7.8(g). Without limiting the last sentence of Section 7.8(a), Buyer acknowledges and agrees that, after the earlier of (A) the end of such period or (B) the completion of such final review meeting, Manufacturer shall have no responsibility for any manufacturing transfer activities under this Section 7.8 or otherwise.”
     3. Term. Section 8.1 of the Supply Agreement is hereby superseded and replaced, in its entirety, with the following:
     “8.1 Term. This Agreement shall commence on the Effective Date and shall expire on June 9, 2014, unless earlier terminated in accordance with this Article VIII (the “Term”); provided, however, that if Manufacturer identifies and proposes to Buyer a Successor Manufacturer as contemplated by Section 7.8(h)(i), then the end of the Term may be accelerated in Manufacturer’s sole discretion to a date that is at or beyond [***] months following the date of Manufacturer’s notice to Buyer as contemplated by Section 7.8(h)(i).”
     4. Manufacturing Cost.
          (a) The definition of “Manufacturing Cost” contained in Section 1.1 of the Supply Agreement shall be revised to delete the entire last sentence of the definition as set forth in the Supply Agreement.
          (b) The definition of “Manufacturing Cost Plus [***]” contained in Section 1.1 of the Supply Agreement shall, for all purposes from and after the Amendment Date, be revised and replaced in its entirety with the following:
     “Manufacturing Cost Plus [***]” means, with respect to any Finished US Goods at issue, the Manufacturing Cost for such Finished US Goods multiplied by [***] and, after completion of the manufacturing transfer activities for Finished US Goods pursuant to Section 7.8(g) (i.e., when Manufacturer is only responsible under this Agreement to manufacture and supply Bulk Product), as applicable, and with respect to any Bulk Product at issue, the Manufacturing Cost for such Bulk Product multiplied by [***].”
          (c) All references to “Manufacturing Cost Plus [***]” contained throughout the
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Supply Agreement shall, for all purposes from and after the Amendment Date, be replaced with “Manufacturing Cost Plus [***].”
     5. Disputed Invoice. [***] Manufacturer and CTI hereby resolve in its entirety such dispute and agree that CTI shall make no payment to Manufacturer in respect of the Invoice.
     6. No Other Changes. Except as amended hereby, the Supply Agreement remains in full force and effect.
     7. Miscellaneous. This Amendment will be deemed to have been made in the State of California and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures on counterparts of this Amendment transmitted by facsimile or e-mail shall be deemed effective for all purposes.
[SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective representatives thereunto duly authorized as of the Amendment Date.

BIOGEN IDEC INC.
By:	/s/ Paul J. Clancy
	Name:	Paul J. Clancy
	Title:	Chief Financial Officer

CELL THERAPEUTICS, INC.
By:	/s/ Louis A. Bianco
	Name:	Louis A. Bianco
	Title:	Exec. Vice President, Finance and Admin.

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